Calculation of Filing Fee Tables
S-4
BLACK HILLS CORP /SD/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, Par Value $1.00 per share	Other	60,587,497		$ 4,131,541,756.14	0.0001381	$ 570,565.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,131,541,756.14		$ 570,565.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 570,565.92
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the estimated maximum number of shares of common stock, par value $1.00 per share ("Black Hills Common Stock"), of Black Hills Corporation (the "Registrant") expected to be issued or issuable upon completion of the merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 18, 2025, by and among the Registrant, NorthWestern Energy Group, Inc. ("NorthWestern"), and River Merger Sub, Inc., a direct wholly owned subsidiary of the Registrant (as it may be amended from time to time, the "Merger Agreement") and is equal to the product of (a) the exchange ratio in the Merger Agreement of 0.98 and (b) 61,823,976 shares of NorthWestern Common Stock (as defined below), which is the sum of (i) 61,442,945 shares of NorthWestern common stock, par value $0.01 per share ("NorthWestern Common Stock"), of NorthWestern issued and outstanding as of January 26, 2026 and (ii) 381,031 shares of NorthWestern Common Stock issuable upon the exercise or settlement of the outstanding NorthWestern equity awards as of January 26, 2026. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any securities that may be from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions. Calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. Such amount equals the product of (a) $66.8275, the average of the high and the low prices per share of NorthWestern Common Stock, as reported on the Nasdaq Stock Market on January 26, 2026, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (b) 61,823,976, which is the estimated maximum number of shares of NorthWestern Common Stock, as calculated in accordance with footnote (1) above, to be exchanged for shares of Black Hills Common Stock upon completion of the transactions contemplated by the Merger Agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
61,823,976	$ 66.8275	$ 4,131,541,756.14			$ 4,131,541,756.14

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A